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                                                                   EXHIBIT 10.35



                                   EXHIBIT B

                         EARNEST MONEY ESCROW AGREEMENT


         This Earnest Money Escrow Agreement (this "Agreement") is made as of the 11 day of September, 1996 (the "Effective Date") by and among United Dental Care, Inc., a Delaware corporation ("Purchaser"), John E. Carlin, Ph.D. ("Carlin"), Frank J. Schloegel, III ("Schloegel"), J. Dennis Dlabal, D.D.S. ("Dlabal", and together with Carlin and Schloegel, the "Individual Sellers"), The John E. Carlin Charitable Remainder Unitrust, UID June 28, 1996, the Frank
J.  Schloegel Charitable Remainder Unitrust I, UID July 12, 1996, and the Frank
J. Schloegel Charitable Remainder Unitrust II, UID July 12, 1996, and The J. Dennis Dlabal Charitable Remainder Trust, UID September 5, 1996 (collectively referred to herein as the "Sellers" and individually as a "Seller"), and UMB Bank, N.A., escrow agent (the "Escrow Agent").

         WHEREAS, Sellers and Purchaser have entered into that certain Stock Purchase Agreement dated September 11, 1996 (the "Stock Purchase Agreement") providing for the purchase of all the issued and outstanding shares (the "Shares") of capital stock of Kansas City Dental Care, Inc., a Missouri corporation (the "Company"), from the Sellers by Purchaser; and

         WHEREAS, in connection with the execution of the Stock Purchase Agreement, Purchaser agreed to place the sum of Two Hundred Thousand and no/100ths Dollars ($200,000) in escrow for the purposes hereinafter set forth. (Such escrow deposit and any interest earned thereon while such funds are in escrow are referred to herein as the "Escrow Money"); and

         WHEREAS, the parties desire to effectuate the provisions of the Stock Purchase Agreement with respect to the Escrow Money;

         NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES and the mutual terms and conditions hereof, the parties hereby agree as follows:

         1. Escrow Money. Simultaneously with the execution of this Agreement, Purchaser has deposited the sum of $200,000 with the Escrow Agent, the receipt of which is hereby acknowledged by the Escrow Agent by its execution hereof.

         2. Escrow Account. The Escrow Money shall be held in escrow by the Escrow Agent pursuant to the terms and conditions of this Agreement. Upon receipt of the Escrow Money, the Escrow Agent shall establish a separate escrow account entitled "United Dental Care and Kansas City Dental Care Earnest Money Escrow Account" and shall deposit the Escrow Money therein and shall report any income thereon under the federal tax identification (ID)




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number of the Purchaser (#75-2309712) as certified by the Purchaser in a Form
W-9 executed and delivered to the Escrow Agent simultaneously with the execution of this Agreement. It is understood and agreed that the Escrow Agent will be issuing a 1099 INT statement to the Purchaser and the Internal Revenue Service, even though the interest may be payable eventually to either the Purchaser or the Sellers as the case may be. The Purchaser shall have the responsibility as to any 1099 INT reporting thereof. The Escrow Agent may invest the Escrow Money in UMB Money Market Special, Scout Prime Money Market Fund or Scout Federal Money Mutual Fund as the Purchaser may direct pursuant to reasonable investment instructions of Purchaser which in each case may be given verbally and confirmed in writing and sent to the Escrow Agent no later than the next business day. The Escrow Money shall at all times be held in a separate escrow account and shall only be delivered pursuant to the terms and conditions of this Agreement.

         3. Terms of Escrow. The Escrow Money shall be held as a trust deposit and shall be applied by the Escrow Agent in accordance with the following terms and directions:

                 (a) Application upon Closing. In the event that the Sellers have not furnished written notice to Purchaser and the Escrow Agent of the failure of Purchaser to consummate the Stock Purchase Agreement in accordance with Section 3(b) below prior to Closing under the Stock Purchase Agreement, then, upon the Closing, Escrow Agent shall receive a notice executed by Purchaser and Sellers directing Escrow Agent to either (i) pay the Escrow Money to Sellers as the notice shall direct in which case the $200,000 escrow deposit and any interest earned thereon shall constitute a credit against the Purchase Price or (ii) refund the Escrow Money to the Purchaser in which case it shall not constitute a credit against the Purchase Price.

                 (b) Application upon Termination. If Purchaser fails to consummate the Stock Purchase Agreement for any reason other than (i) a material breach of the Stock Purchase Agreement or this Agreement by Sellers or (ii) the valid exercise of any right of termination by Purchaser expressly set forth in the Stock Purchase Agreement, then the Sellers shall furnish written notice to Purchaser and the Escrow Agent of Purchaser's failure to consummate the Stock Purchase Agreement and directing that the Escrow Money be paid to the Sellers. Ten (10) days after such notice is received by Purchaser and the Escrow Agent as proven by cancellation marks on registered or certified mail return receipts, the Sellers shall be entitled to be paid the Escrow Money on pro rata basis determined according to the percentage of the Purchase Price under the Stock Purchase Agreement (which amounts shall be certified in writing to the Escrow Agent by the Sellers) that would have been payable to the Sellers and the Escrow Agent shall release the Escrow Money to the Sellers on such pro rata basis. Otherwise, ten (10) days after receipt of written notice/demand from the Purchaser to the Sellers and the Escrow Agent that one of the conditions stated in (i) or (ii) above has occurred and that the Purchaser is entitled to receive a refund of the Escrow Money, as proven by cancellation marks on registered or certified mail return receipts, the Purchaser shall be entitled to be refunded the Escrow Money and the Escrow Agent shall release the Escrow Money to the Purchaser.





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                 (c)      Automatic Termination.  In the event that the Escrow
         Agent has not received instructions as to the release of the Escrow Money before March 11, 1997, then this Escrow Agreement shall automatically terminate on March 11, 1997 and the Escrow Agent shall refund the Escrow Money to Purchaser without the necessity of any further notice or instructions of any kind.

                 (d) Interest. Interest earned on the Escrow Money shall be deemed a part of and applied together with the Escrow Money and paid to the Sellers or to Purchaser as the case may be as specified above.

         4. Liability of Escrow Agent. Purchaser and Sellers hereby agree that the following provisions shall control with respect to the rights, duties, liabilities, privileges and immunities of the Escrow Agent:

                 (a) The Escrow Agent is not a party to, and is not bound by, or charged with notice of, any agreement out of which this escrow may arise.

                 (b) The Escrow Agent acts hereunder as a depository only, and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of the escrow, or any part thereof, or for the form or execution thereof, or for the identity or authority of any person executing or deposition the escrow. The Escrow Agent shall not be liable for anything that it may do or refrain from doing in connection herewith, except its gross negligence or willful misconduct.

                 (c) The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney, or other paper or document which the Escrow Agent in good faith believes to be genuine and what it purports to be.

                 (d) Purchaser and the Sellers, jointly and severally, agree to indemnify and hold the Escrow Agent harmless against any and all losses, claims, demands, liabilities and expenses, including attorney's fees and costs, which may be incurred by the Escrow Agent in connection with the acceptance and performance or non- performance of its duties hereunder whether such losses, claims, demands, liabilities and expenses arise during or subsequent to performance of this Agreement, directly or indirectly, excluding, however, any such liability resulting from its gross negligence, willful misconduct, or breach of its instructions under this Agreement. In the event the Escrow Agent becomes involved in litigation in connection with this escrow, Purchaser and the Sellers, jointly and severally, agree to indemnify and save the Escrow Agent harmless from any and all losses, claims, damages, liabilities and expenses, including attorney's fees and costs, interpleader costs and judgments, which may be incurred or suffered by Escrow Agent as a result thereof, excluding, however, any such liability resulting from its gross negligence, willful misconduct, or breach of its instructions under this Agreement.





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                 (e)      In the event of any disagreement between any of the
         parties to this Agreement or with any third person resulting in adverse claims or demands being made in connection with the Escrow Money, or in the event the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or doubt exists, and in such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue to so refrain from acting until (i) the rights of all the parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have adjusted and all doubt resolved by agreement among all the interested parties and the Escrow Agent shall have been notified thereof pursuant to written directions duly executed by all such persons. In the event of conflicting demands on the Escrow Agent by the principals, the Escrow Agent may, at its option, deposit any and all funds in question with the court that would have jurisdiction over the matter, and in such event, the Escrow Agent is relieved of any further responsibility in connection with this escrow.

                 (f)      The Escrow Agent may consult with legal
         counsel in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel.

         5. Compensation of Escrow Agent. All fees and expenses of the Escrow Agent shall be paid equally by the Sellers and the Purchaser. The acceptance and routine maintenance fee for the Escrow Agent in connection with this Agreement shall be Eight Hundred Fifty and no/100ths Dollars ($850.00); provided, however, that such fee is acknowledged to represent the fee for expected minimum routine services and expenses for the expected six (6) month duration of the escrow and does not include services and expenses in connection with disputes, extensions or other additional services. Additional services will be charged and payable at the rates in force for the Corporate Trust Division of the Escrow Agent at the time such services are provided, plus reimbursement for any out-of-pocket expenses incurred. The employment of outside counsel or agents is not anticipated and the above fees and expenses include no fees or expenses for such employment.

         6. Non-Waiver. Nothing contained in this Agreement shall be deemed or construed to release or waive any of the rights or obligations of Purchaser or Sellers under the Stock Purchase Agreement, all rights and remedies of Purchaser and Sellers under this Agreement are cumulative of all other rights which either of them may have under the Stock Purchase Agreement, by law or otherwise.

         7. Notices. Any notices, claims or demands which any party is required or may desire to give to another under or in conjunction with this Agreement shall be in writing, and shall be given by addressing the same to such other party(ies) at the address set forth below, and by (i) depositing the same so addressed, postage prepaid, certified or registered, in the United States mail, return receipt requested, (herein referred to as "Mailing"), (ii) overnight delivery





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by a nationally recognized overnight courier service (e.g. UPS, Federal
Express), (iii) delivering the same personally to such other party(ies), or
(iv) transmitting by facsimile and Mailing the original. Any notice shall be deemed to have been given upon actual receipt by the addressee if addressed as follows:

                 a.       If to Purchaser:

                          United Dental Care, Inc.
                          14755 Preston Road
                          Dallas, Texas  75240
                          Attention:  Mr. William H. Wilcox, President
                          Facsimile Number:  (214) 458-7963

                 b.       If to Sellers:

                          c/o Kansas City Dental Care, Inc.
                          7447 Holmes
                          Kansas City, Missouri  64131
                          Attention:  George C. Kopp, III
                          Facsimile No.:  (816) 523-8161

                 c.       If to Escrow Agent:

                          UMB Bank, N.A.
                          928 Grand Avenue
                          Kansas City, Missouri  64106
                          Attention:  Corporate Trust Division
                          Facsimile No.: (816) 221-0438

Any of the parties hereto may change the address or facsimile telephone number for notices to be sent to it by written notice delivered pursuant to the terms of this section.

         8. Entire Agreement. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof. No terms, conditions or agreements other than those contained herein, and no amendments or modifications hereto shall be valid unless made in writing and signed by the parties hereto.

         9. Capitalized Terms. Capitalized terms in this Agreement which are not otherwise defined herein shall have the same meanings as are provided for such terms in the Stock Purchase Agreement.

         10. Binding Effect. This Agreement shall extend to and be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns.





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         11.     Termination.  This Agreement shall terminate at such time as all of the Escrow Money shall have been released in accordance with the terms and conditions of this Agreement.

         12. Headings/Captions. The captions to sections and subsections of this Agreement have been inserted solely for convenience and reference, and shall not control or effect the meaning or construction of any of the provisions of this Agreement.

         13. Waiver; Remedies. Waiver by any party hereto of any breach of or exercise of any rights under this Agreement shall not be deemed to be a waiver of similar or other breaches or rights or a future breach of the same duty. The failure of a party to take any action by reason of any such breach or to exercise any such right shall not deprive any party of the right to take any action at any time while such breach or condition giving rise to such right continues. The parties shall have all remedies permitted to them by this Agreement or law, and all such remedies shall be cumulative.

         14. Attorney's Fees. In the event any action or proceeding is commenced by Sellers or the Purchaser, to (i) determine rights, duties or obligations hereunder, (ii) determine a breach hereof and obtain damages therefor, or (iii) otherwise enforce this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the other party all costs and expenses thereof, including reasonable attorney's fees and costs.

         15. Governing Law. This Agreement shall be construed under and governed by the internal laws, and not the law of conflicts, of the State of Missouri.

         16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same agreement.

         17. Resignation and Termination. The Escrow Agent may resign as such by delivering written notice to that effect at least sixty (60) days prior to the effective date of such resignation to Individual Sellers and Purchaser. Upon expiration of such sixty (60) day notice period, the Escrow Agent may deliver the portion of the Escrow Money remaining in its possession to any successor Escrow Agent appointed by Individual Sellers and Purchaser pursuant to this Section 17 or, if no successor Escrow Agent has been appointed, to any court of competent jurisdiction in Jackson County, Missouri, or in accordance with the joint written instructions of Purchaser and Individual Sellers. Purchaser and Individual Sellers, acting jointly, may terminate the Escrow Agent from its position as such by delivering to the Escrow Agent written notice to that effect executed by Purchaser and Individual Sellers at least thirty (30) days prior to the effective date of such termination. In the event of such resignation or termination of the Escrow Agent, a successor Escrow Agent shall be appointed by mutual agreement between Purchaser and Individual Sellers, and the Escrow Agent shall deliver the portion of the Escrow Money remaining in its possession to such successor Escrow Agent. From and after the appointment of a successor Escrow Agent pursuant to this Section 17, the rights and duties of the Escrow Agent hereunder shall cease and terminate, and all references herein to the Escrow Agent shall be deemed to be to such successor Escrow Agent. The delivery by the Escrow





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Agent of the Escrow Money hereunder in accordance with the provisions of this
Section 17 shall constitute a full and sufficient discharge and acquittance of the Escrow Agent in respect to such sums delivered, and the Escrow Agent shall be entitled to receive releases and discharges therefor. The indemnities in favor of the Escrow Agent contained in this Agreement and the obligations of Purchaser and Individual Sellers under Section 4 hereof shall survive for the benefit of the Escrow Agent after any resignation or termination.

         18. Security Interests. No party to this Agreement shall grant a security interest in any monies or other property deposited with the Escrow Agent under this Agreement, or otherwise create a lien, encumbrance or other claim against such monies or borrow against the same.


                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)





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         IN WITNESS WHEREOF, the parties have executed this Earnest Money
Escrow Agreement as of the day and year first written above.

PURCHASER:                                                  ESCROW AGENT:




UNITED DENTAL CARE, INC.                                    UMB BANK, N.A.
By: /s/ WILLIAM H. WILCOX                                   By: /s/ FRANK BARNWELL
   -------------------------------------                        -------------------------------------
    William H. Wilcox, President                            Its: Vice President
                                                                -------------------------------------
                                                                Address:   928 Grand Avenue
                                                                           Kansas City, Missouri 64106

SELLERS:


/s/ JOHN E. CARLIN                                          /s/ FRANK J. SCHLOEGEL, III
- ----------------------------------------------              ----------------------------------------------
JOHN E. CARLIN, Ph.D.                                       FRANK J. SCHLOEGEL, III
Address:    1712 Denholm                                    Address:   415 West Dartmouth
            Manhattan, Kansas 66503                                    Kansas City, Missouri 64113



THE JOHN E. CARLIN CHARITABLE
REMAINDER UNITRUST, UID
JUNE 28, 1996

By: /s/ DANIEL J. MARKOWITZ                                /s/ J. DENNIS DLABAL
    ----------------------------------------------         ----------------------------------------------
    Daniel J. Markowitz, Independent Trustee               J. DENNIS DLABAL, D.D.S.
    Address:    9300 W. 110th Street, Suite 480            Address:   3415 Top of the World
                Overland Park, Missouri 66210                         Manhattan, Kansas 66502


THE FRANK J. SCHLOEGEL                                      THE FRANK J. SCHLOEGEL
CHARITABLE REMAINDER UNITRUST                               CHARITABLE REMAINDER UNITRUST
I, UID JULY 12, 1996                                        II, UID JULY 12, 1996

By: /s/ ROBERT E. MILLER                                    By: /s/ ROBERT E. MILLER
   ----------------------------------------------              ----------------------------------------------
   Robert E. Miller, Independent Trustee                       Robert E. Miller, Independent Trustee
   Address:   114 W. Gregory                                   Adress:  114 W. Gregory
              Kansas City, Missouri 64114                               Kansas City, Missouri 64114


THE J. DENNIS DLABAL CHARITABLE
REMAINDER TRUST, UID SEPTEMBER 1996

By:  Trust Company of Manhattan,
    Independent Trustee

By:  /s/ JODI L. KAUS
     ------------------------------------
Its: Asst. Trust Officer
     ------------------------------------
     Address: 330 Poyntz
              Manhattan, Kansas 66502





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